UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2022

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee 37201
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $1.00	PNFP	The Nasdaq Stock Market LLC
Depositary Shares (each representing 1/40th interest in a share of 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B)	PNFPP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

2022 Equity Awards. Effective January 20, 2022, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Pinnacle Financial Partners, Inc. (the “Company”) granted time-based restricted share units (“Restricted Share Units”) and performance-based restricted share units (“Performance Units”) under the Company’s Amended and Restated 2018 Omnibus Equity Incentive Plan (the “Plan”) to those employees that are expected to be identified as the Company’s “Named Executive Officers” in the Company’s proxy statement for its 2022 annual meeting of shareholders (the “Named Executive Officers”), which will entitle the Named Executive Officers to earn the following number of shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), at target and maximum levels of performance over a three-year performance period in the case of the Performance Units and a three-year pro rata vesting period in the case of the Restricted Share Units:

Employee	Restricted Share Units – Number of Shares	Performance Units – Target Number of Shares	Performance Units – Maximum Number of Shares*
M. Terry Turner	8,421	19,649	47,156
Robert A. McCabe, Jr.	8,015	18,701	44,883
Richard D. Callicutt, II	2,860	6,672	16,013
Hugh M. Queener	2,188	5,104	12,250
Harold R. Carpenter	2,259	5,271	12,650
* Includes a full 20% upward adjustment for the Relative TSR Modifier (as defined below).

2022 Restricted Share Unit Awards. Effective January 20, 2022, the Committee adopted and approved the form of Restricted Share Unit Award Agreement (the “RSU Award Agreement”), pursuant to which the Restricted Share Units disclosed above were granted to the Named Executive Officers. The Restricted Share Units vest ratably over three (3) years from January 20, 2022 (each such date, a “RSU Vesting Date”), and will be settled when vested in a like number of shares of Common Stock.

In the event that a Named Executive Officer’s employment terminates by reason of retirement, with the prior approval of the Committee, or its designee, the Named Executive Officer will be entitled to receive a pro rata portion of the Restricted Share Units that were scheduled to vest on the next RSU Vesting Date immediately following the retirement based on the number of days worked since the most recent RSU Vesting Date or the date of grant if no RSU Vesting Date had yet occurred. In the event that a Named Executive Officer’s employment terminates by reason of death or disability, all then unvested and outstanding Restricted Share Units shall be deemed vested. In the event that a Named Executive Officer’s employment is terminated other than for death, disability or retirement, unless otherwise determined by the Committee, the Named Executive Officer shall forfeit all Restricted Share Units for which the forfeiture restrictions have not lapsed prior to the date of such termination.

No Named Executive Officer shall have voting rights with respect to the Restricted Share Units prior to such units’ settlement, if any, into shares of Common Stock. The Restricted Share Units may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to the date the forfeiture restrictions with respect to such units have lapsed, if at all.

Any dividends paid by the Company on shares of Common Stock while the Restricted Share Units remain unvested shall accrue for the benefit of the Named Executive Officers but shall not be paid to the Named Executive Officers until such time as the shares of Common Stock issuable in settlement of such Restricted Share Units, if any, shall be issued (and then only to the extent that the dividends are attributable to such shares).

In the event that a Change in Control (as defined in the Plan) occurs, all then unvested and outstanding Restricted Share Units shall vest immediately prior to the consummation of such Change in Control. Such Restricted Share Units shall be settled in a like number of shares of Common Stock that shall not be subject to any further forfeiture restrictions.

The foregoing summary of the RSU Award Agreements is qualified in its entirety by reference to the form of RSU Award Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and to the Plan, which is attached as an appendix to the proxy statement for the Company’s most recent Annual Meeting of Shareholders.

2022 Performance Unit Awards. Effective January 20, 2022, the Committee adopted and approved the form of Named Executive Officer Performance Unit Award Agreement (the “2022 PSU Award Agreement”), pursuant to which the Performance Units disclosed above were granted to the Named Executive Officers. Pursuant to the terms of the 2022 PSU Award Agreements, the Performance Units will be earned, if at all, based on the Company’s performance over the three year performance period ending December 31, 2024 (the “Performance Period”) for average return on average tangible common equity for each of the fiscal years in the Performance Period (“ROATCE”) and tangible book value per share plus dividends accretion for the Performance Period (“TBV Accretion”) (in each case, which may exclude the impact of items described in more detail in the 2022 PSU Award Agreement) measured against ROATCE (“Relative ROATCE”) and TBV Accretion (“Relative TBV Accretion”) for a group of peer companies over the same Performance Period, and as such earned units may be adjusted positively or negatively by up to 20% based on the Company’s Total Shareholder Return performance against the KBW Regional Bank Index over the period from January 20, 2022 through January 23, 2025 (the “Relative TSR Modifier”). Such Performance Units will be settled, if earned, in a like number of shares of Common Stock following certification of the Company’s results compared to the peer companies in the peer group and determination by the Committee subsequent to the Performance Period that the average ratio of Pinnacle Bank’s nonperforming assets to its loans plus other real estate owned (“NPA Ratio”) as of each of the three years ended December 31, 2022, 2023 and 2024 is less than or equal to the targeted NPA Ratio established by the Committee and described in the 2022 PSU Award Agreement.

All Performance Units that are earned under the 2022 PSU Award Agreements will be settled in a like number of shares of Common Stock as soon as practicable following the Committee’s certification of the Company’s results compared to the peer companies in the peer group. In the event that a Named Executive Officer’s employment terminates by reason of retirement prior to December 31, 2024, the Named Executive Officer shall be entitled to receive the number of Performance Units that the Named Executive Officer would have earned has his employment not so terminated based on a pro rata calculation of the number of days the Named Executive Officer was employed during the Performance Period. In the event that a Named Executive Officer’s employment is terminated by reason of death or disability prior to December 31, 2024, the Named Executive Officer (or his estate or heirs) shall be entitled to receive the greater of (a) the number of Performance Units that the Committee determines, based on the Company’s performance during the portion of the Performance Period ending on the last day of the fiscal quarter preceding such termination, and (b) the number of Performance Units that the Named Executive Officer would earn based on target level of performance. In the event that a Named Executive Officer’s employment is terminated other than for death, disability or retirement, the Named Executive Officer, unless otherwise determined by the Committee, shall forfeit all Performance Units granted under the 2022 PSU Award Agreement.

If the NPA Ratio is above the targeted ratio, the Performance Units granted under the 2022 PSU Award Agreement will be immediately forfeited and the Named Executive Officer will have no further rights with respect to such Performance Units or the underlying shares of Common Stock (including any dividends attributable thereto); provided, however, that if the Committee determines that an event has occurred which is outside the ordinary course and has impacted the NPA Ratio, the Committee will have the right to increase or decrease the vesting target to reflect such event for purposes of determining whether shares of Common Stock shall be issuable in settlement of such Performance Units otherwise earned.

No Named Executive Officer shall have voting rights with respect to the Performance Units granted under the 2022 PSU Award Agreement prior to such units’ settlement, if any, into shares of Common Stock. The Performance Units granted under the 2022 PSU Award Agreements may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of other than by the laws of descent and distribution prior to the date the forfeiture restrictions with respect to such units have lapsed (including the achievement of the NPA Ratio), if at all.

Any dividends paid by the Company on shares of Common Stock while the Performance Units granted under the 2022 PSU Award Agreements remain outstanding shall accrue for the benefit of the Named Executive Officers but shall not be paid to the Named Executive Officers until such time as the shares of Common Stock issuable in settlement of such Performance Units, if any, shall be issued (and then only to the extent that the dividends are attributable to such shares).

In the event that a Change in Control (as defined in the Plan) occurs prior to December 31, 2024, the Committee shall determine, based on the Company’s performance during the portion of the Performance Period ending on the last day of the fiscal quarter preceding the Change in Control, the number of Performance Units that would be expected to be earned by a Named Executive Officer over the entire Performance Period and the Named Executive Officer will be vested in the greater of such number of Performance Units and the number of Performance Units that the Named Executive Officer would earn based on target level of performance. Such Performance Units shall be settled in a like number of shares of Common Stock that shall not be subject to any further forfeiture restrictions.

The foregoing summary of the 2022 PSU Award Agreements is qualified in its entirety by reference to the form of 2022 PSU Award Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference, and to the Plan, which is attached as an appendix to the proxy statement for the Company’s most recent Annual Meeting of Shareholders.

Special Performance-Based Equity Award. In addition to the annual equity-based awards described above, effective January 20, 2022, the Committee granted performance-based restricted stock units under the Plan (the “Special Performance Units”) to each of the Named Executive Officers (the “Special Performance-Based Equity Awards”), which will entitle the Named Executive Officers to earn the following number of shares of Common Stock based upon achievement of the 75th percentile of peer performance based on peer relative price to earnings and price to tangible book value per share metrics over a three-year performance period:

Employee	Target Number of Shares(1)
M. Terry Turner	60,000
Robert A. McCabe, Jr.	60,000
Richard D. Callicutt, II	40,000
Hugh M. Queener	30,000
Harold R. Carpenter	30,000
(1) The target number of shares is also the maximum number of shares that the Named Executive Officer may receive pursuant to the Special Performance-Based Equity Awards.

The Special Performance-Based Equity Awards are not part of the Named Executive Officers’ regular annual compensation and will not be awarded on a regularly recurring basis.

The Special Performance-Based Equity Awards were granted pursuant to the terms of a Named Executive Officer Special Performance Unit Award Agreement (the “Special PSU Award Agreement”) approved by the Committee and are stock-based awards that are 100 percent performance-based.

The Special Performance-Based Equity Awards include rigorous performance goals targeted at top-quartile performance among the Company’s peers. The awards are also designed to incentivize the Company’s Named Executive Officers, each of whom, other than Mr. Callicutt who joined the Company in connection with its merger with BNC Bancorp, Inc. in 2017, has been employed by the Company since its organization, to continue to lead the Company in the pursuit of a corporate strategy that is focused on long-term shareholder value creation through the achievement of results that exceed the results of many of the Company’s peers, with particular attention on performance metrics tied to the Company’s Common Stock trading price that the Company believes traditionally translate into increases in shareholder value, while also achieving asset quality soundness levels that reflect prudent risk-taking. In granting the Special Performance-Based Equity Awards, the Company also sought to preserve continuity in the Company’s Named Executive Officers, all but one of whom has been responsible for directing the Company’s corporate strategy since its inception, for a period of at least three years.

The Special Performance-Based Equity Awards’ units will be earned, if at all, based on the Company’s performance over a three-year performance period ending December 31, 2024 with vesting tied to (i) the average of the Company’s common stock price to earnings ratio for each of the years in the performance period (“PE Ratio”) and (ii) the average of the Company’s common stock price to tangible book value per share ratio as of the end of each of the years in the performance period (“PTBV Ratio”) (in each case, which may exclude the impact of items described in more detail in the Special PSU Award Agreement) measured against the average PE Ratio (“Relative PE Ratio”) and average PTBV Ratio (“Relative PTBV Ratio”) of the companies within the KBW Regional Bank Index (the “Peer Group”) as of the date of the award, in each case for each of the three years within the same performance period. The common stock price to be utilized in calculating the price portion of the PE Ratio and the PTBV Ratio for each of the Company and each company within the Peer Group will be calculated using the average closing sales price for the Common Stock of the Company and the common stock of each of the companies within the Peer Group, in each case, for the ten trading days prior to and including the date the Company releases its fourth quarter earnings results following each year end within the three-year performance period and the ten trading days following the date of such release.

In addition to the PE Ratio and PTBV Ratio performance metrics applicable to the Special Performance-Based Equity Award, the Company’s average NPA Ratio as of the end of each of the three years in the performance period must be less than or equal to a targeted NPA Ratio established by the Committee and described in the Special PSU Award Agreement in order for the Special Performance Units to be settled into shares of Common Stock. If the NPA Ratio is above the targeted ratio, the Special Performance Units granted under the Special PSU Award Agreement will be immediately forfeited and the Named Executive Officer will have no further rights with respect to such Special Performance Units or the underlying shares of Common Stock (including any dividends attributable thereto); provided, however, that if the Committee determines that an event has occurred which is outside the ordinary course and has impacted the NPA Ratio, the Committee will have the right to increase or decrease the vesting target to reflect such event for purposes of determining whether shares of Common Stock shall be issuable in settlement of such portion of the Special Performance-Based Equity Award otherwise earned.

Vesting of the Special Performance-Based Equity Awards will be determined based on the Company’s performance with respect to the PE Ratio and PTBV Ratio performance metrics in relation to the Relative PE Ratio and Relative PTBV Ratio of each of the peers within the Peer Group with the referenced percentage of the target award earned at the following levels (with linear interpolation between levels) and as described in more detail in the Special PSU Award Agreement:

Performance Goal Achieved(1)	Percent of Target Award Earned
At or below the 25th Percentile	0%
At the 50th Percentile	50%
At or above the 75th Percentile	100%
(1) The Company’s percentile rank for each of the PE Ratio and PTBV Ratio performance metrics, as calculated in accordance with the Special PSU Award Agreement, as well as that of the Relative PE Ratio and Relative PTBV Ratio of each of the peers within the Peer Group, will be averaged and the resulting averages will be used for determining the Company’s percentile performance position within the Peer Group.

The Special Performance Units awarded under the Special Performance-Based Equity Awards will be settled, if earned and if the NPA Ratio is equal to or below the targeted ratio, in a like number of shares of Common Stock on the first business day following the expiration of a one-year period ending on the anniversary of the last day of the three-year performance period (the “Post-Vest Holding Period”). The Special Performance Units will be subject to the Company’s recoupment policy applicable to equity-based awards issued to the Named Executive Officers.

In order to earn the Special Performance-Based Equity Awards, the Named Executive Officers, subject to limited exceptions as described in the Special PSU Award Agreement and the Plan, including death and disability, will be required to remain continuously employed by the Company or one of its subsidiaries or affiliates, through the last day of the three-year performance period.

In the event that a Named Executive Officer’s employment is terminated due to death prior to the last day of the performance period, the Named Executive Officer (or his estate or heirs) shall be entitled to receive all of the Special Performance Units awarded to the Named Executive Officer pursuant to the Special PSU Award Agreement. In the event that a Named Executive Officer’s employment is terminated by reason of disability prior to the last day of the performance period, the Named Executive Officer will be entitled to receive a portion of the Special Performance Units granted under the Special PSU Award Agreement at “target” level performance based on a pro rata calculation of the number of days the Named Executive Officer was employed during the performance period. In the event that a Named Executive Officer’s employment is terminated prior to the end of the performance period applicable to the Special Performance-Based Equity Awards other than for death or disability, the Named Executive Officer, unless otherwise determined by the Committee, shall forfeit all Special Performance Units granted under the Special PSU Award Agreement.

In the event that the Company experiences a Change in Control (as defined in the Plan) prior to the expiration of the Post-Vest Holding Period, the Named Executive Officers will forfeit the Special Performance Units awarded under the Special Performance-Based Equity Awards completely.

No Named Executive Officer shall have voting rights with respect to the Special Performance Units awarded pursuant to the Special Performance-Based Equity Awards prior to such units’ settlement, if any, into shares of Common Stock. The Special Performance Units granted under the Special Performance-Based Equity Award may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of other than by the laws of descent and distribution prior to the date the forfeiture restrictions with respect to such units have lapsed, if at all.

Any dividends paid by the Company on shares of the Common Stock while the Special Performance Units granted pursuant to the Special Performance-Based Equity Awards remain outstanding shall accrue for the benefit of the Named Executive Officers but shall not be paid to the Named Executive Officers until such time as the shares of Common Stock issuable in settlement of such Special Performance Units, if any, shall be issued (and then only to the extent that the dividends are attributable to such shares).

This summary of the Special Performance-Based Equity Awards and Special PSU Award Agreements is qualified in its entirety by reference to the Special PSU Award Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference, and to the Plan, which is attached as an appendix to the proxy statement for the Company’s most recent Annual Meeting of Shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

10.1 Form of 2022 Restricted Share Unit Award Agreement

10.2 Form of Named Executive Officers 2022 Performance Unit Award Agreement

10.3 Form of Named Executive Officers Special Performance Unit Award Agreement

10.4 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and
Chief Financial Officer

Date: January 21, 2022